EXHIBIT 5.1

                         GALLOP, JOHNSON & NEUMAN, L.C.
                                101 South Hanley
                           St. Louis, Missouri 63105
                                 (314) 615-6000


                                  July 11, 2003


Maverick Tube Corporation
16401 Swingley Ridge Road, Suite 300
Chesterfield, Missouri 63013

Re:      Maverick Tube Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel for Maverick Tube Corporation, a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement or Form S-3 (together with all amendments thereto, the "Registration Statement") relating to the registration of the resale of up to $120,000,000 of 4.00% Convertible Senior Subordinated Notes Due 2033 (the "Notes") and 4,110,997 shares of common stock of the Company, par value $.01 per share (the "Shares"), issuable upon conversion of the Notes. The Notes have been issued under an Indenture dated as of June 9, 2003 (the "Indenture") by and between the Company and the Bank of New York (the "Trustee"). The Notes and the Shares may be sold by the selling securityholders that may be specified from time to time in the prospectus included in the Registration Statement (the "Selling Securityholders").

         In rendering this opinion, we have examined and relied upon the information set forth in the Registration Statement, the Indenture and such other documents, records and certificates, including an examination of originals, or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. In our examinations, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.

         Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General and Business Corporation Law of Missouri, the General Corporation Laws of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, and the federal laws of the United States of America. We note that the Notes and Indenture state that they are governed by, and construed in accordance with, the laws of the State of New York. For purposes of our opinion set forth in paragraph 1 below, we have assumed, with your permission, that the laws of the State of Missouri are identical to the laws of the State of New York. We express no opinion with respect to any other laws of the State of Missouri, State of Delaware or any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Notes have been duly authorized, executed and delivered by the Company and, assuming the Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         2. The Shares issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action, and such Shares, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company to effect registration of the Shares under the Act and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Sincerely,


                                         /s/ Gallop, Johnson & Neuman, L.C.

                                         GALLOP, JOHNSON & NEUMAN, L.C.